Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement on Form S-3 (Nos. 333-64248 and No. 333-165824) and on Form S-3ASR (Nos. 333-256748, No. 333-276416 and No. 333-279344) of Bank of Hawaii Corporation;
(2)
Registration Statement on Form S-8 (No. 333-165825) pertaining to the Bank of Hawaii Retirement Savings Plan;
(3)
Registration Statement on Form S-8 (No. 333-203611) pertaining to the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan (formerly the Pacific Century Financial Corporation Directors’ Stock Compensation Program);
(4)
Registration Statement on Form S-8 (No. 333-278972) pertaining to the Bank of Hawaii Corporation 2024 Stock and Incentive Plan

of our reports dated March 3, 2025, with respect to the consolidated financial statements of Bank of Hawaii Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Bank of Hawaii Corporation and subsidiaries included in this Annual Report (Form 10-K) of Bank of Hawaii Corporation for the year December 31, 2024.

/s/ Ernst & Young LLP

Honolulu, Hawaii

March 3, 2025